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                                                                     EXHIBIT 8.2

                                    October 4, 1996




United Cities Gas Company
5300 Maryland Way
Brentwood, Tennessee  37207

Ladies and Gentlemen:

        We have acted as counsel to United Cities Gas Company ("United Cities") in connection with the transactions contemplated by the Agreement and Plan of Reorganization dated July 19, 1996, as amended by Amendment No 1 to Agreement and Plan of Reorganization dated October 3, 1996 (the "Reorganization Agreement"), and the filing of a registration statement on Form S-4 with the Securities and Exchange Commission. Such registration statement (the "Registration Statement") includes a Joint Proxy Statement of Atmos Energy Corporation ("Atmos") and United Cities and a Prospectus of Atmos ("Joint Proxy Statement/Prospectus").

        In rendering this opinion we have examined such documents as we have deemed relevant or necessary, including the Registration Statement and the Joint Proxy Statement/Prospectus, and our conclusions are based upon the facts contained in the Registration Statement and the Joint Proxy Statement/Prospectus and upon representations to be received at the time the merger of United Cities with and into Atmos becomes effective. The initial and continuing accuracy of these facts and representations constitutes an integral basis for the opinion expressed herein.

        In our opinion, the discussion contained in the Joint Proxy Statement/Prospectus filed as part of the Registration Statement in the subsections entitled "SUMMARY- Certain Federal Income Tax Consequences" and "THE REORGANIZATION AGREEMENT AND THE MERGER - Federal Income Tax Consequences" is a fair and accurate summary of the matters contained therein, and to the extent they constitute matters of law or legal conclusions, they are correct in all material respects.
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United Cities Gas Company
5300 Maryland Way
Brentwood, Tennessee  37207                October 4, 1996


        This opinion is furnished to you solely for use in connection with the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm in the Registration Statement. In giving this consent we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                       Very truly yours,

                                       /s/ Chapman and Cutler

                                       Chapman and Cutler



SGFrost/CAKushner